UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2018

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01               Entry into a Material Definitive Agreement.

On January 15, 2018, the Bon-Ton Stores, Inc. (the “Company”), The Bon-Ton Department Stores, Inc., a wholly owned subsidiary of the Company (the “Issuer”), and the subsidiary guarantors under the Issuer’s 8.00% Second Lien Senior Secured Notes due 2021 (the “Notes”) entered into a Forbearance Agreement (the “Second Lien Forbearance Agreement”) with an ad hoc group of holders of approximately 75% in aggregate principal amount of the outstanding Notes (the “Forbearing Holders”).  Pursuant to the Second Lien Forbearance Agreement, the Forbearing Holders have agreed, until January 26, 2018, to forbear from taking any action to accelerate the Notes and from enforcing or exercising (or directing the trustee to exercise) any rights or remedies under the Indenture with respect to the Issuer’s failure to pay interest on the Notes in the amount of $14 million on December 15, 2017 (the “Specified Default”).  The Second Lien Forbearance Agreement is subject to customary terms and conditions.  The forbearance period under the Second Lien Forbearance Agreement may be extended with the consent of the parties.

On January 16, 2018, the Company, the Issuer, and the other obligors under the Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011 (the “Loan and Security Agreement”), entered into a Forbearance Agreement (the “Loan Forbearance Agreement”) with the lenders thereunder, Bank of America, N.A., as agent, and Bank of America and Wells Fargo Bank, National Association, as co-collateral agents (collectively, the “Lender Parties”).  Pursuant to the Loan Forbearance Agreement, the Lender Parties have agreed, until January 26, 2018, to forbear from taking any action to enforce or exercise any rights and remedies under the Loan and Security Agreement with respect to the Specified Default.  The Loan Forbearance Agreement is subject to customary terms and conditions.  The forbearance period under the Loan Forbearance Agreement will be automatically extended to February 4, 2018 if the forbearance period under the Second Lien Forbearance Agreement is extended to such date, and may be further extended with the consent of the parties.

The press release announcing the forbearance agreements is attached hereto as Exhibit 99.1.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Michael G. Culhane
Michael G. Culhane
Executive Vice President – Chief Financial Officer

Dated: January 16, 2018